Exhibit 10.2

English translation of the executed copy

Agreement No. 2006 Shenhe(bao)0001

Guarantee Agreement

Between

Guarantor (Party A):	3SBio Inc.
Residence (address):	No. 3 A1, Road 10, Economic & Technology Development Zone, Shenyang
Legal Representative:	Dan LOU

And

Creditor (Party B):	Industrial and Commercial Bank of China, Shenhe Sub-branch, Shenyang
Residence (address):	No. 19, Chaoyang Street, Shenhe District, Shenyang
Legal Representative:	Liping ZHANG

WHEREAS, Party A desires to provide guarantee security in favor of Party B with the purpose to ensure due performance of the debtor’s obligations under the Loan Agreement with the Reference No. 2006Shenhezi0006, entered into on February 20, 2006 by and between China Communications Materials Northeastern Co., Ltd., and Party B hereto (the “Master Agreement”);

WHEREAS, the Parties hereto desire to define their respective rights and obligations under this Agreement;

NOW, THEREFORE, in accordance with the PRC Contract Law, PRC Security Law and other applicable laws and regulations, and through equal negotiations, the Parties hereto agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF PARTY A

Section 1.1 It is a guarantor duly qualified under the PRC laws and is able to provide external guarantee security.

Section 1.2 It is duly capable to bear guarantee responsibilities, which responsibilities will not be mitigated or relieved by any order, change of financial conditions, or any agreement with any entity.

Section 1.3 It understands thoroughly the use of proceeds by the borrower under the Master Agreement and provides guarantee security in favor of the borrower under the Master Agreement absolutely out of his own will; all representations and warranties made by it under this Agreement are true.

Section 1.4 Party B may hold Party A directly liable for repayment of any principal, interest or related expenses that the borrower fails to pay under the Master Agreement, and Party A authorizes Party B to make such repayment by way of deducting the funds available in Party A’s accounts with the Industrial and Commercial Bank of China and any and all offices thereof. The repayment so deducted that is denominated in foreign currency shall be translated into local currency at an exchange rate published by Party B on the day of such deduction.

ARTICLE II

TYPE AND AMOUNT OF THE GUARATNEED MASTER CREDITOR’S RIGHTS

Section 2.1 The master creditor’s rights guaranteed hereunder shall be the loan issued by Party B under the Master Agreement, the amount of which is RMB 10 million.

ARTICLE III

TERM OF THE MASTER AGREEMENT

Section 3.1 The term of the Master Agreement is 12 months, beginning on February 20, 2006 and ending on February 15, 2007. This term may be changed subject to any amendment to the Master Agreement.

ARTICLE IV

MEANS OF GUARANTEE

Section 4.1 The guarantee contemplated hereunder shall be provided jointly and severally.

ARTICLE V

SCOPE OF GUARANTEE

Section 5.1 The guarantee provided hereunder shall cover the principal, interest, compound interest, penalty interest, liquidated damages and compensation relating to the loan under the Master Agreement, as well as any expenses in connection with claiming creditor’s right and any other expenses payable arising from or in connection with the Master Agreement.

ARTICLE VI

TERM OF GUARANTEE

Section 6.1 The term of this Agreement shall be two years beginning on the day immediately following the loan maturity date set forth in the Master Agreement.

Section 6.2 If the loan under the Master Agreement matures in installment, the term of guarantee for each such installment shall be two years beginning on the day immediately following the maturity date of such installment as set forth in the Master Agreement.

Section 6.3 If Party B requests advance repayment of any loan pursuant to the Master Agreement, the term of guarantee for such loan shall be two years beginning on the day immediately following the repayment date set forth in the notice to the borrower from Party B.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF PARTY A

Section 7.1 It shall provide relevant materials at the request of Party B and ensure the accuracy and validity of such materials.

Section 7.2 Upon its receiving any loan collection letter or any other document to the same effect from Party B, Party A shall acknowledge by a written receipt and deliver the same to Party B within three days thereof.

Section 7.3 Party A shall keep Party B promptly informed of:

(a) Any change to Party A’s operations, such as any contract, lease, joint venture, merger, acquisition, division, share restructuring, and cooperation with foreign investor;

(b) Any change to Party A’s scope of businesses, registered capital or shareholding structure;

(c) Any change materially adverse to Party A’s financial conditions or any material economic dispute relating to Party A;

(d) Any bankruptcy, winding up, dissolution, business suspension for rectification, revocation or cancellation of business license, in each case relating to Party A; or

(e) Any change to the residence, telephone information or legal representative of Party A.

Section 7.4 Party A shall notify Party B 30 days in advance of occurrence of any event set forth in Section 7.3 (a) and (b); Party A shall notify Party B within five days upon occurrence of any event set forth in Section 7.3 (c), (d) and (e).

Section 7.5 Party B and the borrower may make amendment to the Master Agreement without consent of Party A, provided that such amendment is unrelated to extension of the term or increase of loan amount under the Master Agreement. Party A shall continue to be jointly and severally liable for any guarantee provided by it within the original guarantee scope.

Section 7.6 Party A shall continue to be jointly and severally liable for any guarantee provided by it within the original guarantee scope if Party B transfers the master creditor’s rights to any third party within the term of this Agreement.

Section 7.7 Party B may not provide to any third party any security whatsoever that is harmful to the interest of Party B during the term of this Agreement.

Section 7.8 Party A shall ensure due performance of any and all security obligations under this Agreement if any division, merger, shareholding restructuring or any other event relating to Party A occurs during the term of this Agreement.

Section 7.9 Party A shall be relieved from any guarantee obligation upon satisfaction of all obligations by the borrower under the Master Agreement.

ARTICLE VIII

RIGHTS AND OBLIGATIONS OF PARTY B

Section 8.1 It may request Party A to provide relevant document evidencing Party A’s legal status.

Section 8.2 It may request Party A to provide financial report and other information necessary for representing Party A’s credibility.

Section 8.3 It may request Party A to perform guarantee obligations under this Agreement if all or any part of the repayment owing to Party B under the Master Agreement is not performed as at the expiration of the term of the Master Agreement.

Section 8.4 Party B may notify Party A to perform guarantee obligation in advance and Party A shall do so within 10 days upon receipt of such notice if:

(a) Party B terminates the Master Agreement according to relevant provisions of thereof and applicable laws; or

(b) Party B collects the loan in advance under such circumstances set forth in the Master Agreement.

Section 8.5 Party B shall keep Party A promptly informed if Party B transfers the master creditor’s rights to any third party according to law during the term of this Agreement.

ARTICLE IX

LIABILITY FOR BREACH OF THIS AGREEMENT

Section 9.1 Party A shall indemnify Party B for any loss sustained by Party B due to any false representation made by Party A in Article I hereof.

Section 9.2 The Parties shall perform the obligations under this Agreement as of the effective date of this Agreement. In case of failure to perform all or any part of the obligations under this Agreement by either party, the failing party shall be liable for any liability for breach of this Agreement and also for any loss sustained by the other party arising from such failure.

Section 9.3 Party A shall indemnify Party B within the scope of guarantee hereunder against any and all loss suffered by Party B due to invalidity of this Agreement caused by Party A.

ARTICLE X

EFFECTIVENESS, AMENDMENT, TERMINATION AND EXPIRATION OF THIS AGREEMENT

Section 10.1 This Agreement shall become effective after it is executed and affixed with seal by the Parties hereto, and shall expire on such date when the principal, interest, compound interest, penalty interest, liquidated damages, compensation relating to the debt under the Master Agreement, as well as the expenses relating to claiming creditor’s rights and any other expenses payable under the Master Agreement, are fully repaid.

Section 10.2 This Agreement is independent from the Master Agreement and will not become void due to the invalidity of the Master Agreement. Party A shall continue to perform its obligations hereunder if the Master Agreement becomes null and void.

Section 10.3 Neither Party hereto may amend or terminate this Agreement at his own discretion after it becomes effective. Any necessary amendment to or termination of this Agreement shall be made with written agreement of the Parties. This Agreement shall continue to be in full force and effect before execution of such written agreement.

ARTICLE XI

DISPUTE SETTLEMENT

Section 11.1 Any dispute between the Parties hereto arising from performance of this Agreement shall be firstly settled by way of negotiation; if such negotiation fails, it shall be settled by such way set forth in              as follows:

(a) Arbitration by                     ; or

(b) Litigation before the competent court at the residence of Party B.

ARTICLE XII

MISCELLANEOUS

Section 12.1	__________________________________________

Section 12.2	__________________________________________

Section 12.3	__________________________________________

ARTICLE XIII

SUPPLEMENTAL PROVISION

Section 13.1 This Agreement is in              copies and each Party shall hold one copy, each of which shall be equally authentic.

Party A (common seal):	Party B (common seal):

Seal of 3SBio Inc.	Seal of Industrial and Commercial Bank of China, Shenhe Sub-branch, Shenyang

Legal representative (or authorized agent):	Legal representative (person in charge):

/s/ Dan LOU (hand signature and seal)	/s/ (name in hand signature)

February 20, 2006	February 20, 2006